Exhibit 99.1

Novatel Wireless Announces Fourth Quarter and Full Year 2009 Financial Results

SAN DIEGO, CA — February 25, 2010 — Novatel Wireless, Inc. (NASDAQ: NVTL), a leading provider of wireless broadband access solutions, today reported financial results for the fourth quarter and full fiscal year ended December 31, 2009.

	Fourth Qtr ‘09	Fourth Qtr ‘08		Third Qtr ‘09
Revenues	$88.6M	$65.1M		$94.3M
GAAP Net Income (Loss)	$1.0M	$(3.0M	)	$6.2M
GAAP EPS (Loss)	$0.03	$(0.10)		$0.20
Non-GAAP Net Income	$2.3M	$(1.8M	)	$7.7M
Non-GAAP EPS	$0.07	$(0.06)		$0.24

	FY2009	FY2008
Revenues	$337.4M	$321.0M
GAAP Net Income (Loss)	$3.9M	$(1.2M	)
GAAP EPS (Loss)	$0.13	$(0.04)
Non-GAAP Net Income	$9.5M	$3.8M
Non-GAAP EPS	$0.30	$0.12

“While revenues decreased from the third quarter, they increased 36% year-over-year due to steady demand for our core USB modems and revolutionary MiFi Intelligent Mobile Hotspot products, which have now launched commercially with 17 operators around the globe,” said Peter Leparulo, chairman and CEO of Novatel Wireless. “During the fourth quarter, we introduced two next generation HSPA+ products, which are now available at Bell Mobility and Virgin Mobile in Canada and Telefonica in Spain. We are focused on leading the industry in wireless data products based on 4G technologies. We recently completed the first data transmissions by any company on Dual-carrier HSPA+, LTE and WiMax.”

“Fourth quarter revenues hit the mid-point of our guidance and GAAP and non-GAAP gross margins of 26.2% and 26.4%, respectively, were impacted by product mix,” said Ken Leddon, chief financial officer of Novatel Wireless. “We reported non-GAAP EPS of $0.07 per diluted share for the fourth quarter and $0.30 per diluted share for the year, and we have $5.56 per share in cash and investments with no debt.”

Novatel Wireless Announces Fourth Quarter and Full Year 2009 Results	Page 2 of 6

Recent Highlights

•	Announced License with Qualcomm for Wearable Module Devices

•	Completed 18 Mbps WiMax Call with MiFi Intelligent Mobile Hotspot

•	Won GSMA Global Mobile Award for MiFi 2352 “Best Connected Device”

•	Completed first HSPA+ Dual Carrier and LTE Data Transmissions based on Qualcomm’s MDM8220 chipset

•	Launched MiFi 2352 and Broadband2Go Data Stick with Virgin Mobile Canada

•	Announced MiFi Intelligent Mobile Hotspot software platform readiness

•	Won a 2009 Pogie award by David Pogue of the NY Times for the MiFi 2200

•	Selected MiFi as one of the world’s “Top 25 Technology Gadgets in 2009” by TIME Magazine

•	Rolled out MC998 HSPA+ Turbo Stick and MiFi 2372 Intelligent Mobile Hotspot with Bell Mobility in Canada

•	Entered M2M market through partnership with Cinterion Wireless to launch co-branded CDMA M2M modules

•	Launched MiFi 2352 Intelligent Mobile Hotspot with Orange Spain

•	Recognized MiFi 2200 as “Super Star” in Mobile Star Awards

•	Launched MiFi 2352 Intelligent Mobile Hotspot with Zain in Kuwait

•	Launched MC996D HSPA+ high speed USB data modem with Telefonica Spain

•	Launched MiFi 2200 Intelligent Mobile Hotspot with Centennial in Puerto Rico

First Quarter 2010 Business Outlook

The following statements are forward-looking and actual results may differ materially. Please see the section titled, “Cautionary Note Regarding Forward-Looking Statements” at the end of this press release. A more detailed description of these risk factors is included in the reports filed by the Company with the Securities and Exchange Commission (SEC).

The following summarizes the Company’s financial guidance for the first quarter of 2010, which is based on the Company’s current business outlook as of the date of this press release.

The Company currently expects first quarter 2010 revenues to be approximately flat compared to the year ago period and lower than the fourth quarter of 2009, with decreased revenues attributed to core products due to lower average selling prices (ASP) and lower seasonal sales volumes. The Company currently expects sales in the first quarter of 2010 from its MiFi Intelligent Mobile Hotspot products to increase compared to the fourth quarter of 2009, despite the impact of a $3 million reduction in revenues related to MiFi marketing and promotional campaigns with certain operator customers.

Novatel Wireless Announces Fourth Quarter and Full Year 2009 Results	Page 3 of 6

First Qtr 2010
Revenues (in millions)	$70

Gross Margin	24%

GAAP Loss Per Share	$(0.13)

Adjustment:
Stock-based compensation expense	$0.06
Income Taxes (20%)	$(0.01)

Non-GAAP Loss Per Share	$(0.08)

Conference Call Information

The Company will host a conference call and live webcast for analysts and investors at 5:00 p.m. EST on Thursday, February 25, 2010. During the call, management will discuss the Company’s results for the fourth quarter and full year ended December 31, 2009 and the outlook for the first quarter of 2010. Parties in the United States and Canada may call 877-941-8416 to access the conference call. International parties can access the call at 480-629-9808.

Novatel Wireless will offer a live webcast of the conference call, which will include forward-looking information. The webcast will be accessible from the “Investor Relations” section of the Company’s website at www.novatelwireless.com. The webcast will be archived for a period of 30 days. A telephonic replay of the conference call will also be available for two days beginning two hours after the call. To hear the replay, parties in the United States and Canada should call 800-406-7325 and enter pass code 4200077. International parties should call 303-590-3030 and enter pass code 4200077.

ABOUT NOVATEL WIRELESS

Novatel Wireless, Inc. is a leader in the design and development of innovative wireless broadband access solutions based on 3G and 4G wireless technologies. Novatel Wireless’ Intelligent Mobile Hotspot products, software, USB modems and embedded modules enable high-speed wireless Internet access on leading wireless data networks. The Company delivers specialized wireless solutions to carriers, distributors, OEMs and vertical markets worldwide. Headquartered in San Diego, California, Novatel Wireless is listed on NASDAQ: NVTL. For more information please visit www.novatelwireless.com. (NVTLE)

Novatel Wireless Announces Fourth Quarter and Full Year 2009 Results	Page 4 of 6

Cautionary Note Regarding Forward-Looking Statements

Some of the information presented in this release constitutes forward-looking statements based on management’s current expectations, assumptions, estimates and projections. In this context, forward-looking statements often address expected future business and financial performance and often contain words such as “may,” “estimate,” “anticipate,” “believe,” “expect,” “intend,” “plan,” “project,” “will” and similar words and phrases indicating future results. The information presented in this release related to our outlook for the first quarter of 2010 are forward-looking. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated in such forward-looking statements. The Company therefore cannot guarantee future results, performance or achievements. Actual results could differ materially from the Company’s expectations.

Factors that could cause actual results to differ materially from Novatel Wireless’ expectations are set forth as risk factors in the Company’s SEC reports and filings and include (1) the future demand for wireless broadband access to data, (2) the growth of wireless wide-area networking, (3) changes in commercially adopted wireless transmission standards and technologies including 3G and 4G standards, (4) continued customer and end user acceptance of the Company’s current products and market demand for the Company’s anticipated new product offerings, (5) increased competition and pricing pressure from current or new wireless market participants, (6) dependence on third party manufacturers in Asia and key component suppliers worldwide, (7) unexpected liabilities or expenses, (8) the Company’s ability to introduce new products in a timely manner, (9) litigation, regulatory and IP developments related to our products or component parts of our products, (10) the outcome of pending or future litigation, including the current class action securities litigation, (11) the impact of the current global credit crisis on the value and liquidity of the securities in our investment portfolio, (12) dependence on a small number of customers, (13) the effect of changes in accounting standards and in aspects of our critical accounting policies and (14) the Company’s plans and expectations relating to strategic relationships, international expansion, software and hardware developments, personnel matters and cost containment initiatives.

These factors, as well as other factors described in the reports filed by the Company with the SEC (available at www.sec.gov), could cause actual results to differ materially. Novatel Wireless assumes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future, except as otherwise required pursuant to applicable law and our on-going reporting obligations under the Securities Exchange Act of 1934, as amended.

Non-GAAP Financial Measures

Novatel Wireless has provided in this release financial information that has not been prepared in accordance with GAAP. Non-GAAP net income and diluted earnings per share exclude stock-based compensation expenses, net of income taxes. Non-GAAP net income and diluted earnings per share assume a tax rate which management believes reflects its long-term effective tax rate.

Non-GAAP net income, diluted earnings per share and gross margin are supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. These non-GAAP financial measures are not intended to be used in isolation and, moreover, they should not be considered as a substitute for net income, diluted earnings per share, gross margin or any other performance measure determined in accordance with GAAP. We present non-GAAP net income, diluted earnings per share and gross margin because we consider each to be an important supplemental measure of our performance.

Novatel Wireless Announces Fourth Quarter and Full Year 2009 Results	Page 5 of 6

Management uses these non-GAAP financial measures to make operational decisions, evaluate the Company’s performance, prepare forecasts and determine compensation. Further, management believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing the Company’s performance when planning, forecasting and analyzing future periods. The stock-based compensation expenses are expected to vary depending on the number of new grants issued to both current and new employees, and changes in the Company’s stock price, stock market volatility, expected option life and risk-free interest rates, all of which are difficult to estimate. In calculating non-GAAP net income and diluted earnings per share, management excludes stock-based compensation expenses to facilitate-comparability of the Company’s operating performance on a period-to-period basis because such expenses are not, in management’s review, related to the Company’s ongoing operating performance. Management uses this view of its operating performance for purposes of comparison with its business plan and individual operating budgets and allocation of resources.

We further believe that these non-GAAP financial measures are useful to investors in providing greater transparency to the information used by management in its operational decision making. We believe that the use of non-GAAP net income and diluted earnings per share also facilitates a comparison of Novatel Wireless’s underlying operating performance with that of other companies in our industry, which use similar non-GAAP financial measures to supplement their GAAP results.

Calculating non-GAAP net income and diluted earnings per share have limitations as an analytical tool, and you should not consider these measures in isolation or as substitutes for GAAP net income and diluted earnings per share. In the future, we expect to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items in the presentation of our non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring. Investors and potential investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. Some of the limitations in relying on non-GAAP net income and diluted earnings per share are:

•	Other companies, including other companies in our industry, may calculate non-GAAP net income and diluted earnings per share differently than we do, limiting their usefulness as a comparative tool.

•

The Company’s income tax expense will be ultimately based on its GAAP taxable income and actual tax rates in effect, which may differ significantly from the effective tax rate used in our non-GAAP financial measures.

In addition, the adjustments to our GAAP net income and diluted earnings per share reflect the exclusion of stock-based compensation expenses that are recurring and will be reflected in the Company’s financial results for the foreseeable future. The Company compensates for these limitations by providing specific information regarding the GAAP amount excluded from the non-GAAP financial measures. The Company further compensates for the limitations of our use of non-GAAP financial measures by presenting comparable GAAP measures more prominently. The Company evaluates the non-GAAP financial measures together with the most directly comparable GAAP financial measures.

Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with our GAAP net income, diluted earnings per share and gross margin. For more information, see the consolidated statements of operations and the “Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income” contained in this press release.

Novatel Wireless Announces Fourth Quarter and Full Year 2009 Results	Page 6 of 6

(C) 2010 Novatel Wireless. All rights reserved. The Novatel Wireless name, logo and MiFi are trademarks of Novatel Wireless, Inc. Other product or service names mentioned herein are the trademarks of their respective owners.

For more information, contact:

Julie Cunningham

Vice President, Investor Relations

(858) 431-3711

ir@nvtl.com

or

Mike Bishop

The Blueshirt Group

(415) 217-4968

mike@blueshirtgroup.com

NOVATEL WIRELESS, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	As of
	December 31, 2009	December 31, 2008
	(Unaudited)
ASSETS

Current assets:

Cash and cash equivalents	$100,025	$77,733
Marketable securities	27,664	58,536
Accounts receivable, net	36,299	40,072
Inventories	24,973	23,229
Deferred tax assets, net	6,831	7,513
Prepaid expenses and other	5,532	9,923

Total current assets	201,324	217,006
Property and equipment, net	14,911	20,225
Marketable securities	48,355	6,962
Intangible assets, net	1,513	1,860
Deferred tax assets, net	16,277	14,402
Other assets	316	276

	$282,696	$260,731

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:

Accounts payable	$27,460	$23,225
Accrued expenses	23,236	20,628

Total current liabilities	50,696	43,853
Capital lease obligations, long-term	184	269
Other long-term liabilities	20,661	18,647

Total liabilities	71,541	62,769

Stockholders’ equity:

Common stock	31	30
Additional paid-in capital	416,579	407,252
Accumulated other comprehensive income	15	62
Accumulated deficit	(180,470)	(184,382)

	236,155	222,962
Treasury stock at cost	(25,000)	(25,000)

Total stockholders’ equity	211,155	197,962

	$282,696	$260,731

NOVATEL WIRELESS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
	(unaudited)	(unaudited)	(unaudited)
Net revenues	$88,636	$65,115	$337,422	$320,973
Cost of revenues	65,395	57,425	249,764	252,231

Gross margin	23,241	7,690	87,658	68,742

Operating costs and expenses:
Research and development	11,473	7,171	44,892	34,740
Sales and marketing	5,040	3,469	19,857	18,195
General and administrative	5,922	3,346	20,159	21,550

Total operating costs and expenses	22,435	13,986	84,908	74,485

Operating income (loss)	806	(6,296)	2,750	(5,743)
Other income (expense):
Interest income and expense, net	252	769	1,374	4,282
Other income (expense), net	144	(591)	315	(729)

Income (loss) before income taxes	1,202	(6,118)	4,439	(2,190)
Provision (benefit) for income taxes	250	(3,136)	527	(947)

Net income (loss)	$952	$(2,982)	$3,912	$(1,243)

Per share data:
Net income (loss) per share:
Basic	$0.03	$(0.10)	$0.13	$(0.04)
Diluted	$0.03	$(0.10)	$0.13	$(0.04)
Weighted average shares used in computation of net income (loss) per share:
Basic	30,973	30,322	30,648	31,159
Diluted	31,657	30,322	31,224	31,159

NOVATEL WIRELESS, INC.

Reconciliation of GAAP Net Income to Non-GAAP Net Income

Three Months Ended December 31, 2009

(in thousands, except per share data)

(unaudited)

		Net Income	Earnings Per Share, Diluted
GAAP		$952	$0.03
Adjustment:
Share-based compensation expense (a)	$1,847
Income tax expense (28%) (b)	(517)	1,330	0.04

Non-GAAP net income		$2,282	$0.07

(a)	Adjustments reflect share-based compensation expense recorded under ASC Topic 718
(b)	Income tax expense associated with share-based compensation expense is computed based on the tax effect of the Company’s non-qualified stock options and restricted stock units.

See “Non -GAAP Financial Measures” for information regarding our use of Non-GAAP financial measures.

NOVATEL WIRELESS, INC.

Reconciliation of GAAP Net Income to Non-GAAP Net Income

Year Ended December 31, 2009

(in thousands, except per share data)

(unaudited)

		Net Income	Earnings Per Share, Diluted
GAAP		$3,912	$0.13
Adjustment:
Share-based compensation expense (a)	$6,882
Income tax expense (19%) (b)	(1,304)	5,578	0.17

Non-GAAP net income		$9,490	$0.30

(a)	Adjustments reflect share-based compensation expense recorded under ASC Topic 718
(b)	Income tax expense associated with share-based compensation expense is computed based on the tax effect of the Company’s non-qualified stock options and restricted stock units.

See “Non -GAAP Financial Measures” for information regarding our use of Non-GAAP financial measures.

NOVATEL WIRELESS, INC.

Reconciliation of GAAP Gross Margin to Non-GAAP Gross Margin

Three Months Ended December 31, 2009

(in thousands, except per share data)

(unaudited)

	Gross Margin	GM %
GAAP	$23,241	26.2%
Adjustment:
Share-based compensation expense (a)	163	0.2%

Non-GAAP gross margin	$23,404	26.4%

(a)	Adjustments reflect share-based compensation expense recorded under ASC Topic 718

See “Non -GAAP Financial Measures” for information regarding our use of Non-GAAP financial measures.

Novatel Wireless, Inc.

Reconciliation of GAAP Income before Income Taxes to EBITDA and Free Cash Flow

Three Months and Year Ended December 31, 2009

(in thousands)

(unaudited)

	Three Months Ended December 31, 2009	Twelve Months Ended December 31, 2009
Income before income taxes	$1,202	$4,439
Depreciation, amortization and impairment charges	2,839	13,086
Share-based compensation expense	1,847	6,882
Other expense (income)	(396)	(1,689)

EBITDA	5,492	22,718
Capital expenditures	(2,086)	(6,836)

Free cash flow	$3,406	$15,882

See “Non -GAAP Financial Measures” for information regarding our use of Non-GAAP financial measures.